REDROLLER HOLDINGS, INC.

2007 Stock Option and Stock Incentive Plan

1.Purpose and Eligibility

The purpose of this 2007 Stock Option and Stock Incentive Plan (the "Plan") of RedRoller Holdings, Inc. (the "Company") is intended to promote the future success and growth of the Company by providing stock options and other equity interests in the Comapny (each an "Award") to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "Participant." Additional definitions are contained in Section 8 hereof.

2. Types of Awards and Administration

a. Types of Awards/ This Plan is intended to provide: (i) officers and other employees of the Company opportunities to purchase shares of common stock, par value $0.001, of the Company (the "Common Stock") pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Code ("Incentive Stock Options"); (ii)  directors, officers, employees, consultants and advisors of the Company opportunities to purchase Common Stock pursuant to options granted hereunder which do not qualify as Incentive Stock Options ("Non-Qualified Options" and, together with Incentive Stock Options, "Options"); and (iii) to directors, officers, employees, consultants and advisors of the Company by providing them with awards of Common Stock ("Stock Awards").

b. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board") or by a committee appointed under the Board as provided by subsection (c) hereunder, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive on all parties. The Board, in its sole discretion, shall have the authority to: (i) grant and amend Awards; (ii) adopt, amend and repeal rules relating to the Plan; (iii) interpret and correct the provisions of the Plan and any Award; and (iv) amend the Plan and any Award issued hereunder in order to assure that such Awards do not provide a deferral of compensation that would be subject to Code Section 409A, and otherwise to administer the Plan so as to comply with applicable provisions of Code Section 409A or any regulations or IRS guidance issued thereunder. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

c. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean such Committee or the Board.

d. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3. Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(b) hereof, the maximum number of shares of Common Stock that may be issued pursuant to the Plan is 5,698,823 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided that the cumulative number of such shares that may be so reissued under the Plan will not exceed 5,698,823 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) hereof applies for any event, this Section 3(b) shall not be applicable. Notwithstanding the foregoing, these adjustments shall be made to the extent necessary, in such a manner as to avoid any Award granted hereunder being classified as a deferral of compensation within the meaning of Code Section 409A, and the regulations or IRS guidance issued thereunder.

4. Stock Options

a. General. The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Board intends to be an Incentive Stock Option shall be granted only to employees and officers of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option shall be a Non-Qualified Option. Incentive Stock Options granted under the Plan shall be subject to the following additional terms and conditions:

(i) Each Incentive Stock Option granted under the Plan shall, at the time of grant, be specifically designated as such in the Award Agreement (as such term is defined herein) covering such Incentive Stock Option.

(ii) If any individual to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Incentive Stock Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

-         The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of a share of Common Stock at the time of grant; and

-         the Option exercise period shall not exceed five (5) years from the date of grant.

(iii) For as long as the Code shall so provide, Options granted to any individual under the Plan which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one (1) calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

(iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

-         an Incentive Stock Option may be exercised within the period of three (3) months after the date the Participant ceases to be an employee or officer of the Company (or within such lesser period as may be specified in the applicable Award Agreement) if and only to the extent that the Incentive Stock Option was exercisable at the date of employment termination, provided that the agreement with respect to such Option may designate a longer exercise period, and any exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option under the Plan;

-         if the Participant dies while in the employ of the Company, or within three (3) months after the Participant ceases to be in such employ, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Award Agreement) if and only to the extent that the Incentive Stock Option was exercisable at the date of death; and

-         if the Participant becomes disabled (within the meaning of Section 22(e)(3) or any successor Section of the Code) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one (1) year after the date the Participant ceases to be in such employ because of such disability (or within such lesser period as may be specified in the applicable Award Agreement) if and only to the extent that the Incentive Stock Option was exercisable at the date of employment termination.

Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

c. Exercise Price. The Board shall establish the exercsie price (the "Exercise Price") at the time each Option is granted and specify it in the applicable Award Agreement. Notwithstanding the immediately preceding sentence, the Exercise Price shall not be less than the Fair Market Value of a share of the Common Stock on the date of grant of such option. Notwithstanding anything in this Plan to the contrary, the price per share of Common Stock shall be determined in such a manner as not to be a deferral of compensation within the meaning of Code Section 409A and the regulations or IRS guidance issued thereunder.

d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award Agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten (10) years after the date on which the Option is granted and, in all cases, Options shall be subject to earlier termination as provided in the Plan.

e. Exercise of Option. Options may be exercised in full or in installments. Options may be exercised only by delivery to the Company of (i) a written notice of exercise signed by the proper person, and (ii) payment in full as specified in Section 4(f) hereof for the number of shares for which the Option is exercised.

f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i) by check payable to the order of the Company;

(ii) except as otherwise explicitly provided in the applicable Award Agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii) to the extent explicitly provided in the applicable Award Agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at Fair Market Value, (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5. Restricted Stock

a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

c. Rights/ Participants shall have full stockholder rights with respect to Restricted Stock Awards shares upon issuance and delivery of a stock certificate representing such shares, whether or not a Participant's interest in such shares is vested. Accordingly, Participants shall have the right to vote such shares and, subject to this Section 5, to receive any dividends or non-cash distributions with respect to such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date any such stock certificate is issued.

6. Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7. General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award under the Plan shall be evidenced by a written instrument (an "Award Agreement") in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan. The Board may amend or modify each Award Agreement in any manner to the extent that the Board would have had the authority to grant such Award under the Award Agreement as so modified or amended, including without limitation changing the dates as of which an Award becomes exercisable or restrictions on shares of the Common Stock lapse. The foregoing notwithstanding, no modification of an Award Agreement may be made that would materially, adversely affect a Participant without the approval of the Participant; provided that the Board may modify any Award Agreement if such modification is required by applicable law or as necessary or appropriate in order to assure that no Award granted hereunder would be classified as a deferral of compensation under Code Section 409A and the regulations or IRS guidance issued thereunder.

c. Board Discretion.The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award. Notwithstanding the foregoing, if a Participant's employment or other relationship with the Company is terminated for "Cause," the Options issued to such Participant shall terminate on the date of such termination and shall thereupon not be exercisable to any extend wahtsoever. For purposes of the Plan, "Cause" is conduct, as determined by the Board, involving one or more of the following: (i) willful misconduct by the Participant which is injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of either the Company or any third party who has a business relationship with the Company; or (iv) a violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (v) the commission of an act which induces any party to break a contract with the Company or to decline to do business with the Company; or (vi) the conviction of the Participant of a felony; or (vii) the failure of the Participant to perform in any material respect his or her employment or engagement obligations without proper cause therefor.

e. Acquisition of the Company

(i) Consequences of an Acquisition.

(A) Acquisition Defined. An "Acquisition" shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(B) Acquisition Consequences. Unless otherwise expressly provided in the applicable Award Agreement, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i)(B), also the "Board"), shall, as to outstanding Awards (on the same basis or on different basis, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to, or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options then outstanding shall become immediately exercisable in full and that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding shall become immediately exercisable in full and shall be terminated in exchange for a cash payment equal to the excess of the Fair Market Value for the shares subject to such Options over the exercise price thereof. Any conversion described in subsections (a), (b) or (c) hereof, shall conform to the requirements of Treasury Department Regulation Section 1.424-1, construed as if the options under the Plan were statutory options, and any other requirements the satisfaction of which the Board determines to be necessary or appropriate to avoid classification as a deferral of compensation under Code Section 409A and the regulations or IRS guidance issued thereunder.

(ii) Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

(iii) Parachute Awards. Notwithstanding the provisions of Section 7(e)(i)(B) hereof, if, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "Parachute Awards"); provided that if the "aggregate present value" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "aggregate present value" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(e)(iii) shall be made by the Company.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Option, provided that, the Particiapnt's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the COmpany's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

j. Maintenance of Exemption From Code Section 409A. Awards issued under this

Plan are intended to meet the requirements for exemption from coverage under Code Section 409A and all grants shall be construed and administered accordingly.

8. Miscellaneous

a. Definitions.

(i) "Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of RedRoller, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of RedRoller, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock

Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) "employee" for purposes of eligibility under the Plan (but not for purposes of Section 4(b) hereof) shall include a person to whom an offer of employment has been extended by the Company.

(iv) "Fair Market Value" if shares of the Common Stock are not then publicly traded, shall be determined by any reasonable method chosen by the Board, including, for example, any valuation method described in Treasury Regulation Sec. 20.2031-2, or as determined pursuant to the applicable Award Agreement.

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant, with or without cause, free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board and the stockholders of the Company (the "Effective Date"). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e. Amendment of Plan.

(i) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that if at any time the approval of the stockholders of the Company is required for any modification or amendment under Section 422 or any successor section of the Code with respect to Incentive Stock Options or under Rule 16b-3 ("Rule 16b-3") or any successor rule promulgated under the Securities Exchange Act of 1934, as amended, or otherwise under applicable law or regulations, the Board may not effect such modification or amendment without such approval.

(ii) The termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under Awards previously granted to him or her. With the consent of the affected Participant, the Board may amend outstanding Award Agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan, to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and (ii) the terms and provisions of the Plan and of any outstanding Option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.